Form N-SAR
Attachment for Item #77C
Matters Submitted to a Vote of Security Holders

ECLIPSE FUNDS
811-04847
For Period Ended 10/31/12

MainStay Balanced Fund
MainStay U.S. Small Cap Fund

(a) The date of the meeting and whether it was an annual or special meeting;

Pursuant to notice, a special meeting of shareholders (“Special Meeting”) of the MainStay Balanced Fund and MainStay U.S. Small Cap Fund, each a series of Eclipse Funds, was held at the offices of New York Life Investment Management LLC (“New York Life Investments”), 169 Lackawanna Avenue, Parsippany, New Jersey 07054 on May 21, 2012.

(b)	If the meeting involved the election of trustees, state the name of each trustee elected at the meeting and the names of all other trustees now in office;

N/A.

(c)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter;

1.
To approve an Agreement and Plan of Reorganization providing for the acquisition of all of the assets and liabilities of each Fund by a corresponding newly formed series of MainStay Funds Trust (each an “Acquiring Fund” and collectively the “Acquiring Funds”), in exchange for shares of the Acquiring Fund followed by the complete liquidation of each Fund (each a “Reorganization” and collectively, the “Reorganizations”);

2.	To grant the Trust the authority to enter into and materially amend agreements with certain subadvisors on behalf of one or more of the Funds without obtaining shareholder approval; and
3.	To approve the amendment of or, in certain cases, the elimination of, the fundamental investment restrictions for the Funds.

The above proposals were discussed in detail in the proxy statement.  No other business came before the Special Meeting.

The proposals were passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the proposals presented before the Special Meeting held on May 21, 2012 were cast.  There were no votes cast in person at the Special Meeting.

MainStay Balanced Fund

Proposal 1 – To approve an agreement and plan of reorganization providing for the acquisition of all of the assets and liabilities of the MainStay Balanced Fund by a corresponding newly formed series of MainStay Funds Trust, in exchange for shares of the acquiring fund followed by the complete liquidation of MainStay Balanced Fund.

Votes For	Votes Against	Abstentions	Total
11,085,820.901	294,198.272	498,846.091	11,878,865.264

Proposal 2 – To grant the Trust the authority to enter into and materially amend agreements with certain subadvisors on behalf of one or more of the Funds without obtaining shareholder approval.

Votes For	Votes Against	Abstentions	Total
10,914,387.737	530,669.574	433,807.953	11,878,865.264

Proposal 3 – To approve the amendment of or, in certain cases, the elimination of the fundamental investment restrictions regarding:

Borrowing:
Votes For	Votes Against	Abstentions	Total
10,806,028.731	577,316.561	495,519.972	11,878,865.264

Senior Securities:
Votes For	Votes Against	Abstentions	Total
10,971,439.171	426,103.504	481,322.589	11,878,865.264

Underwriting Securities:
Votes For	Votes Against	Abstentions	Total
10,977,815.706	417,847.143	483,202.415	11,878,865.264

Real Estate:
Votes For	Votes Against	Abstentions	Total
10,904,300.879	479,144.890	495,419.495	11,878,865.264

Commodities:
Votes For	Votes Against	Abstentions	Total
10,957,587.667	439,166.844	482,110.753	11,878,865.264

Making Loans:
Votes For	Votes Against	Abstentions	Total
10,790,584.224	556,972.305	531,308.735	11,878,865.264

Concentration of Investments:
Votes For	Votes Against	Abstentions	Total
10,980,315.238	418,225.336	480,324.690	11,878,865.264

Diversification:
Votes For	Votes Against	Abstentions	Total
11,080,246.678	340,784.454	457,834.132	11,878,865.264

Purchase of Securities on Margin:
Votes For	Votes Against	Abstentions	Total
10,783,826.925	564,558.961	530,479.378	11,878,865.264

Mortgage, Pledge or Hypothecate Assets:
Votes For	Votes Against	Abstentions	Total
10,690,337.807	568,521.894	620,005.563	11,878,865.264

Purchase of Securities of Other Investment Companies:
Votes For	Votes Against	Abstentions	Total
10,948,014.124	396,241.503	534,609.637	11,878,865.264

Short Sales and Other Investments:
Votes For	Votes Against	Abstentions	Total
10,822,530.792	484,178.556	572,155.916	11,878,865.264

Joint Securities Trading Accounts:
Votes For	Votes Against	Abstentions	Total
10,926,536.903	414,648.638	537,679.723	11,878,865.264

Investment to Exercise Control:
Votes For	Votes Against	Abstentions	Total
10,930,809.515	413,365.557	534,690.192	11,878,865.264

MainStay U.S. Small Cap Fund
Proposal 1 – To approve an agreement and plan of reorganization providing for the acquisition of all of the assets and liabilities of the MainStay U.S. Small Cap Fund by a corresponding newly formed series of MainStay Funds Trust, in exchange for shares of the acquiring fund followed by the complete liquidation of MainStay U.S. Small Cap Fund.

Votes For	Votes Against	Abstentions	Total
12,656,412.266	601,886.157	699,968.149	13,958,266.572

Proposal 2 – To grant Eclipse Funds the authority to enter into and materially amend agreements with  certain subadvisors on behalf of one or more of its series without obtaining shareholder approval.

Votes For	Votes Against	Abstentions	Total
11,898,404.208	1,428,163.072	631,699.292	13,958,266.572

Proposal 3 – To approve the amendment of or, in certain cases, the elimination of the fundamental investment restrictions regarding:

Borrowing:
Votes For	Votes Against	Abstentions	Total
11,908,404.249	1,214,634.055	835,228.268	13,958,266.572

Senior Securities:
Votes For	Votes Against	Abstentions	Total
12,161,054.220	991,609.422	805,602.930	13,958,266.572

Underwriting Securities:
Votes For	Votes Against	Abstentions	Total
11,951,920.120	1,101,349.872	904,996.580	13,958,266.572

Real Estate:
Votes For	Votes Against	Abstentions	Total
12,096,232.015	1,001,357.186	860,677.371	13,958,266.572

Commodities:
Votes For	Votes Against	Abstentions	Total
12,135,393.038	1,086,891.576	735,981.958	13,958,266.572

Making Loans:
Votes For	Votes Against	Abstentions	Total
11,870,412.796	1,350,336.708	737,517.068	13,958,266.572

Concentration of Investments:
Votes For	Votes Against	Abstentions	Total
12,129,651.813	1,043,712.089	784,902.670	13,958,266.572

Diversification:
Votes For	Votes Against	Abstentions	Total
12,270,292.889	1,026,820.312	661,153.371	13,958,266.572

Purchase of Securities on Margin:
Votes For	Votes Against	Abstentions	Total
11,919,279.908	1,323,021.546	715,965.118	13,958,266.572

Mortgage, Pledge or Hypothecate Assets:
Votes For	Votes Against	Abstentions	Total
11,972,505.207	1,209,090.187	776,671.178	13,958,266.572

Purchase of Securities of Other Investment Companies:
Votes For	Votes Against	Abstentions	Total
12,283,516.264	926,707.412	748,042.896	13,958,266.572

Short Sales and Other Investments:
Votes For	Votes Against	Abstentions	Total
12,067,138.881	1,129,951.370	761,176.321	13,958,266.572

Joint Securities Trading Accounts:
Votes For	Votes Against	Abstentions	Total
12,088,936.444	1,111,354.520	757,975.608	13,958,266.572

Investment to Exercise Control:
Votes For	Votes Against	Abstentions	Total
12,137,805.015	912,466.214	907,995.343	13,958,266.572